Exhibit 10.21

TEJON RANCH CO. 2004 INCENTIVE BONUS PROGRAM

1. PURPOSE. In connection with and pursuant to the Tejon Ranch Co.’s 1998 Stock Incentive Plan (“Stock Plan”), the Tejon Ranch Co. 2004 Incentive Bonus Program (the “Program”) is hereby established to provide senior management of Tejon Ranch Co., a Delaware corporation (the “Company”), and its Affiliates with incentive compensation based upon the level of achievement of financial and other performance criteria. The Program will enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The Program provides for grants of performance-based restricted stock or restricted stock units payable under the Stock Plan. The Program is adopted effective as of January 1, 2004, and shall continue in effect until terminated by the Board or the Committee.

2. DEFINITIONS. As used in the Program, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” means an award of restricted stock or restricted stock units under the Company’s 1998 Stock Incentive Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” shall mean the occurrence of any of the following events:

(i) a merger or consolidation of the Company if and only if as a result of the transaction persons other than the shareholders immediately prior to such transaction shall own 80% or more of the voting securities of the Company or its successor after the transaction;

(ii) the sale or transfer by the Company of all or substantially all of its property and assets in a single transaction or series of related transactions; or

(iii) the dissolution or liquidation of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more Outside Directors.

(g) “Covered Employee” shall mean a Participant who is a “covered employee” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to any Performance Period.

(h) “Outside Directors” shall mean “outside directors” within the meaning of Code Section 162(m) and the Treasury regulations promulgated thereunder.

(i) “Participant” shall mean any Senior Executive who is selected by the Committee (or in the case of Senior Executives who are not Covered Employees, any Person or committee empowered by the Committee to make such selection) to participate in the Program for a Performance Period.

(j) “Performance-Based Compensation” shall mean amounts satisfying the applicable requirements imposed by Code Section 162(m) and the Treasury regulations promulgated thereunder with respect to that term.

(k) “Performance Criteria” shall mean the objectives established by the Committee for a Performance Period for purposes of determining when an Award subject to such objectives and intending to qualify as Performance Based Compensation is earned. Such Performance Criteria shall consist of one or more of the following business or financial goals of the Company, Affiliates, divisions, operating units, and/or specific projects: absolute or relative increases in total shareholder return; economic value added; return on capital employed; revenues; sales; return on investments; backlog; net income; earnings per share; EBITDA; share price; market share improvement; gross margin; pre-tax income; return on equity; cash flow; operating margin; net worth; real property sales; property development; obtaining entitlements; obtaining regulatory approvals; limiting project costs and achieving strategic project deadlines.

(l) “Performance Period” shall mean the performance period determined by the Committee, as to which an Award may be earned.

(m) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(n) “Senior Executive” shall mean any executive officer of the Company or any other officer of the Company or any of its Affiliates.

(o) “Target Award” shall mean one or more Award levels for a Performance Period that will be paid or vest in accordance herewith if certain Performance Criteria are achieved in such Performance Period.

3. AWARDS.

(a) The Committee, subject to confirmation by the Board, may determine and designate Senior Executives who shall be Participants for any Performance Period. With respect to each such designated Participant, if any, the Committee shall establish: (i) a Target Award for the Performance Period; (ii) the Performance Criteria for the Performance Period with respect to the Target Award; and (iii) whether the Award is intended to satisfy the requirements for Performance-Based Compensation. Designation as a Participant for any Performance Period shall not entitle any Senior Executive to the right to be designated as a Participant for any other Performance Period.

(b) For any Performance Period, determinations required for Awards intended to qualify as Performance-Based Compensation, including the Performance Criteria, shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Code Section 162(m), and shall be subject to confirmation by the Board by such other later date as may be permitted under Code Section 162(m). Performance goals may include alternative and multiple Performance Criteria. The Performance Criteria must be substantially uncertain of attainment at the time established, must be objective, and must satisfy third party “objectivity” standards under Code Section 162(m). The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(c) The performance goals to be established with respect to any Target Awards shall be based upon any one or more of the Performance Criteria. Such goals may be particular to a line of business, region, division or other unit, or to a particular project, or may be based on the Company generally or any Affiliate.

(d) Notwithstanding the establishment of any Target Award and related Performance Criteria pursuant to the above, but subject to Section 6 and the terms of any specific Award agreement, in the sole discretion of the Committee, the Award payable to a Participant in respect of such Target Award may be adjusted, at any time prior to payment of the related Award, either to increase or decrease the value of such Award, as follows:

(i) the Committee may adjust an Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate;

(ii) the Committee may make such adjustments as it deems appropriate in the case of any Participant whose position with the Company has changed during the applicable Performance Period; and

(iii) the Committee shall have the discretion to adjust performance criteria and the methodology used to measure the determination of the degree of attainment of such criteria;

provided, that to the extent required to qualify as Performance-Based Compensation, any Award designated as Performance-Based Compensation may not be adjusted under this Section 3(d) or otherwise in a manner that increases the value of such Award. Subject to Section 6, the Committee shall retain the discretion to adjust such Awards in a manner that does not increase the value of such Awards, at any time prior to the payment thereof.

(e) Awards shall be paid or vest as set forth in the particular Award agreement. The vesting or payment of any Award to a Covered Employee intending to qualify as Performance-Based Compensation shall be contingent on the attainment of the Performance Criteria applicable to the Covered Employee during the Performance Period. The Committee shall certify in writing prior to the vesting or payment of any such Award that such applicable Performance Criteria relating to such Award are satisfied. Approved minutes of the Committee may be used for this purpose.

(f) The Committee may appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

4. AWARD LIMITATIONS TO COVERED EMPLOYEES. Notwithstanding any other provision of the Program to the contrary, the maximum Award that may be granted to any one Covered Employee with respect to any fiscal year of the Company shall not exceed 290,000 shares of the Company’s common stock, whether as restricted stock, restricted stock units, or a combination thereof. Prior to the vesting or payment with respect to any Award designated as intended to satisfy the requirements for Performance-Based Compensation, the Committee shall certify in writing the attainment of the Performance Criteria and any other material terms.

5. ELIGIBILITY.

Persons employed by the Company or any of its Affiliates as Senior Executives in a Performance Period prior to the establishment by the Committee of the Target Award for such Performance Period are eligible to be Participants under the Program for such Performance Period. A Senior Executive is not rendered ineligible to be a Participant by reason of being a member of the Board.

6. CHANGE OF CONTROL.

The effect of a Change of Control on an Award shall be set forth in the applicable Award agreement.

7. OTHER CONDITIONS.

(a) No Person shall have any right to be selected as a Participant for any Performance Period or, except as provided in Section 9, to receive an Award under the Program. There is no obligation for uniformity of treatment of Participants under the Program. Awards under the Program may not be assigned or alienated.

(b) Neither the Program nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company or any Affiliate.

(c) The Company or any Affiliate shall have the right to deduct from any Award to be paid under the Program any federal, state or local taxes required by law to be withheld with respect to such payment.

(d) No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any Awards made or to be made under the Program. No action taken pursuant to the Program’s provisions shall create, or be construed to create, a trust or fiduciary relationship of any kind between the Company, the Committee and a Participant or any other person.

(e) This Program is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangements as it deems desirable for Participants under this Program, including any thrift, savings, investments, stock purchase, stock option, profit-sharing, pension, retirement, insurance, bonus or other incentive Program.

(f) The establishment of this Program shall not be construed as conferring any legal or other rights upon any Participant or any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Participant or otherwise act with relation to the Participant. The Company may take any action (including discharge) with respect to any Participant or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant under this Program.

(g) No Award payable at any time under the Program shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void.

(h) A Participant may designate a beneficiary who upon his death is to receive an Award that otherwise would have been paid to him under the Program. All beneficiary designations shall be in writing and on a form approved by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee or its representative during the lifetime of the Participant. Absent any specific beneficiary designation with respect to this Program, a Participant’s designated beneficiary for purposes of this Program shall be the Participant’s surviving spouse, or if there is no such spouse, the Participant’ s estate.

(i) Every person receiving an Award under the Program shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person’s person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a Award is payable under the Program is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid in a manner as approved by the Committee. Any such payment so made shall be a complete discharge of any liability therefor under the Program.

(j) This Program shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants, their heirs, executors, administrators and legal representatives.

(k) All Awards will be governed by and subject to the terms and conditions of the Stock Plan, and will be evidenced by a separate written Award agreement.

8. PROGRAM ADMINISTRATION.

(a) Subject to confirmation by the Board, the Committee shall have full power and discretion to administer and interpret the Program and to establish rules for its administration. In making any determinations under or referred to in the Program, the Committee shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and its Affiliates, and of counsel, public accountants and other professional or expert Persons. Upon confirmation by the Board, all decisions, determinations and interpretations of the Committee with respect to the Program shall be final and binding on all Participants.

(b) Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any two or more of its members to the extent permitted by the Committee charter; provided, however, that the Committee may not allocate or delegate any portion of its responsibilities in connection with or relating to Covered Employees or Performance-Based Compensation. Any such allocation or delegation may be revoked by the Committee at any time.

(c) The Program shall be governed by the laws of the State of California (without regard to its conflict of law principles) and applicable Federal law.

9. MODIFICATION OR TERMINATION OF PROGRAM. The Board or Committee may modify or terminate the Program at any time, effective at such date as the Board or Committee may determine; provided that no modification or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary in respect of any Target Award established prior to the date such amendment is adopted by the Board or Committee.

10. SEVERABILITY.

In the event any provision of this Program shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Program, but this Program shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Program.

11. BINDING ARBITRATION OF DISPUTES.

Any dispute or claim arising out of or relating to this Program that cannot be settled by mutual agreement shall be subject to binding arbitration as the exclusive remedy for such claim or dispute. The arbitration shall be conducted before a single arbitrator in Los Angeles, California, in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The details, descriptions, settlements or other facts concerning such arbitration shall be kept confidential by both parties and may not be released to any third party (except for a party’s legal counsel, tax advisor, or financial advisor) without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. The arbitrator shall have no authority to add to, delete, or modify any term of this Program or the Stock Plan. The arbitrator’s authority shall be limited to enforcing the terms of this Program and the Stock Plan, and he shall have no authority to award any punitive, exemplary, special, consequential, indirect, or any other extra contractual damages. Each side shall pay one-half of the arbitrator’s fee and be responsible for their own attorney’s fees.

IN WITNESS WHERE, the Company has caused this instrument to be executed by its duly authorized officers effective as of January 1, 2004.

TEJON RANCH CO.

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